EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
April 15, 2009	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports March 31, 2009 Quarterly Earnings

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended March 31, 2009.

Net income was $2,004,519 ($0.21 per share diluted) for the 2009 first quarter compared to net income of $2,019,462 ($0.21 per share diluted) for the linked 2008 fourth quarter, and $3,900,958 ($0.40 per share diluted) for the comparative 2008 first quarter.

 “This continues to be a challenging time for financial institutions,” said Bill Wall, executive vice president and chief financial officer. “The economy remains in a recessionary environment and economic pressure on the housing and real estate market continues to impact property values and financial institutions credit quality. During the second half of 2008, and continuing into the first quarter of 2009, we experienced an increased level of non-performing assets. While additional loan loss provisions were recorded during this period, we believe it was a necessary action to strengthen our ability to better manage through this unprecedented economic cycle in order to support the long-term success of the Company,” said Wall.

“The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with the loan loss provisions taken should enhance our future earnings when economic and financial market conditions improve,” stated Wall.

Net interest income for the 2009 first quarter was $7.9 million, $8.3 million for the linked 2008 fourth quarter and $9.6 million for the 2008 first quarter. The decline in net interest income has been significantly influenced by the Federal Reserve’s 400 basis point rate cuts since December 2007. It has also been impacted by the decline in average earning assets attributable to the slow down in loan origination volume and the level of non-performing assets. Average earning assets were $812.8 million for the 2009 first quarter, $814.0 million for the linked 2008 fourth quarter and $858.7 million for the 2008 first quarter. The net interest margin on average earning assets was 3.91% for the 2009 first quarter, 4.08% for the linked 2008 fourth quarter and to 4.46% for the 2008 first quarter.

Total non-interest income for the 2009 first quarter was $2.8 million, $2.1 million for the linked 2008 fourth quarter and $2.7 million for the 2008 first quarter.  The Bank continues to maintain a consistent level of non-interest income across both loan and deposit service offerings.  Revenues from loan fees, deposit fees and service charges and servicing fee income was $1.9 million in the 2009 first quarter, $2.0 million in the linked 2008 fourth quarter and $2.1 million in the 2008 first quarter.

The Bank sells certain mortgage loans and mortgage-backed securities in order to support a more balanced sensitivity to future interest rate changes. Net gains recognized on these sales were $258,000 in the 2009 first quarter, $74,000 in the linked 2008 fourth quarter and $230,000 in the 2008 first quarter.

During the 2009 first quarter, the Bank recognized $466,000 of gains on the sale of investment securities, compared to no gains recognized in the linked 2008 fourth quarter and the 2008 first quarter.

In its best efforts to reduce the level of non-earning assets, the Bank recorded $80,000 of net losses on the sale of other real estate owned in the 2009 first quarter and $177,000 in the linked 2008 fourth quarter, compared to net gains of $70,000 in the 2008 first quarter.

The Bank recorded loan loss provisions of $1.5 million in the 2009 first quarter, $1.2 million in the linked 2008 fourth quarter and none in the comparative 2008 first quarter. The loan loss provisions contributed to the decline in net earnings for the 2009 first quarter and linked 2008 fourth quarter, when compared to the 2008 first quarter. The loan loss provisions were necessary to replenish net charge-offs of $2.3 million in the 2009 first quarter and $854,000 in the linked 2008 fourth quarter. The allowance for credit losses was $11.2 million at March 31, 2009, $12.0 million at December 31, 2008 and $9.8 million at March 31, 2008; representing 1.50%, 1.58% and 1.25% of total loans on those respective dates.

Total non-interest expense was $6.0 million for the 2009 first quarter, the linked 2008 fourth quarter and the 2008 first quarter, respectively.  Compensation and fringe benefits, the largest component of non-interest expense, was $3.4 million for the 2009 first quarter, $3.3 million for the linked 2008 fourth quarter, and $3.6 million for the 2008 first quarter, reflecting the Bank’s success in managing its human resources cost.  FDIC insurance premiums were $140,000 for the 2009 first quarter and $127,000 for the linked 2008 fourth quarter, compared to $22,000 for the 2008 first quarter.  One-time FDIC insurance assessment credits received under the Federal Deposit Reform Act of 2005 were exhausted in the 2008 second quarter.  Expenses attributable to the rise in other real estate owned was $227,000 in the 2009 first quarter and $324,000 linked 2008 fourth quarter, compared to $5,000 in the 2008 first quarter.

Nonaccrual loans improved to $6.9 million at March 31, 2009, from $10.7 million at December 31, 2008 and $12.8 million at March 31, 2008, reflecting management’s efforts of improving the Bank’s credit quality. Restructured loans were $4.3 million at both March 31, 2009 and December 31, 2008, and none at March 31, 2008. The level of nonaccrual and restructured loans is attributable to current economic conditions and decreasing property values in the Bank’s market area.  Management believes it has thoroughly evaluated its nonaccrual and restructured loans and they are either well collateralized or adequately reserved. However, there can be no assurance in the future that regulators, increased credit risks in the loan portfolio, further declines in economic conditions and other factors will not require additional adjustments to the allowance for credit losses.

Other real estate owned increased to $10.6 million at March 31, 2009 from $7.7 million at December 31, 2008, reflecting a rise in foreclosures of certain nonaccrual loans during the current recessionary cycle.  Other real estate owned consists of residential and commercial properties, developed building lots and a partially developed residential subdivision.  Based on fair value analysis, the Bank believes the adjusted carrying values of these properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Deposits increased to $720.4 million at March 31, 2009 from $716.4 million at December 31, 2008, while borrowings declined to $49.6 million at March 31, 2009 from $52.6 million at December 31, 2008.  The cost of funds for the 2009 first quarter improved to 2.37%, from 2.59% for the linked 2008 fourth quarter, and 3.30% for the 2008 first quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	March 31	December 31
	2009	2008
Assets	(unaudited)

Cash and due from banks	$17,732,420	$20,888,676
Interest-bearing deposits in financial institutions	7,173,070	5,831,683
Investment securities - available for sale	25,962,160	36,563,646
Mortgage-backed securities - available for sale	50,370,806	31,995,157
Mortgage-backed securities - held for investment	729,478	832,221
Loans and leases receivable, net:
Held for sale	17,154,449	5,566,262
Held for investment	718,843,853	739,165,035
Premises and equipment, net	8,866,116	9,049,929
Real estate owned	10,573,245	7,710,560
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,687,000	3,658,600
Accrued interest receivable	3,726,577	3,786,760
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,079,147	1,005,725
Identifiable intangible assets	157,200	165,060
Prepaid expenses and other assets	5,576,086	5,417,231

Total assets	$875,850,183	$875,855,121

Liabilities and Stockholders' Equity

Deposits:
Demand	$224,248,869	$223,365,542
Savings	26,561,063	26,555,881
Large denomination certificates of deposit	217,516,434	207,102,876
Other time	252,107,535	259,402,497
Total deposits	720,433,901	716,426,796
Borrowed money	49,606,196	52,558,492
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	7,714,681	8,738,808
Total liabilities	788,064,778	788,034,096

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,738,096 and 9,738,096
shares outstanding, respectively	97,381	97,381
Additional paid-in capital	35,935,194	35,924,426
Retained earnings, substantially restricted	82,923,995	82,867,095
Treasury stock at cost	(32,247,365)	(32,247,365)
Accumulated other comprehensive income, net	1,076,200	1,179,488
Total stockholders' equity	87,785,405	87,821,025

Total liabilities and stockholders' equity	$875,850,183	$875,855,121

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended
	March 31
	2009	2008

Interest income:
Interest and fees on loans	$11,701,635	$15,178,294
Interest and dividends on investments and deposits	869,085	1,204,840
Total interest income	12,570,720	16,383,134

Interest expense:
Interest on deposits	4,178,937	6,186,586
Interest on borrowings	339,800	399,663
Interest on junior subordinated notes	110,438	196,661
Total interest expense	4,629,175	6,782,910

Net interest income	7,941,545	9,600,224
Provision for credit losses	1,520,000	-
Net interest income after provision for credit losses	6,421,545	9,600,224

Non-interest income:
Fees and service charges	1,750,485	1,887,261
Loan servicing fees	158,663	163,207
Gain (loss) on sale of real estate, net	(79,733)	69,515
Gain on sale of mortgage loans	257,885	229,530
Gain on sale of investment securities	465,522	-
Other income	267,701	324,691
Total non-interest income	2,820,523	2,674,204

Non-interest expense:
Compensation and fringe benefits	3,407,672	3,587,805
Federal insurance premiums	140,162	22,347
Premises and equipment	463,915	499,874
Advertising	22,841	35,016
Payroll and other taxes	351,721	370,260
Data processing	599,015	643,531
Amortization of intangible assets	113,870	102,058
Other	902,718	699,419
Total non-interest expense	6,001,914	5,960,310

Income before income taxes	3,240,154	6,314,118

Income taxes	1,235,635	2,413,160

Net income	$2,004,519	$3,900,958

Per share data:
Basic earnings per share	$0.21	$0.40
Diluted earnings per share	$0.21	$0.40
Dividends per share	$0.20	$0.20
Weighted average shares-Basic	9,738,096	9,802,770
Weighted average shares-Diluted	9,738,096	9,833,335

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$875,850	$875,855	$888,633	$910,244	$913,887
Loans receivable (net):
Mortgage	60,132	46,252	44,035	47,710	51,013
Commercial	566,706	585,893	590,212	601,485	606,514
Consumer	98,292	101,180	102,929	102,870	101,071
Leases	10,692	11,406	12,546	13,021	13,679
Total	735,822	744,731	749,722	765,086	772,277

Cash and investments	50,867	63,284	69,176	75,114	73,124
Mortgage-backed securities	51,100	32,827	32,503	34,859	37,756
Premises and equipment	8,866	9,050	9,234	9,333	9,305
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,079	1,006	1,076	1,111	1,131

Deposits:
Savings	26,561	26,556	18,249	18,682	17,866
Checking	224,249	223,366	229,271	247,642	252,153
Certificates	469,624	466,505	475,350	477,969	484,310
Total	720,434	716,427	722,870	744,293	754,329

Borrowings	49,606	52,558	57,772	54,164	52,099
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	87,785	87,821	86,824	86,917	87,073

Consolidated earnings summary:
Interest income	$12,571	$13,372	$14,389	$15,219	$16,383
Interest expense	4,629	5,078	5,411	6,045	6,783
Net interest income	7,942	8,294	8,978	9,174	9,600
Provision for credit losses	1,520	1,150	1,745	1,149	0
Noninterest income	2,821	2,149	2,441	2,821	2,674
Noninterest expense	6,002	5,987	6,322	5,896	5,960
Income taxes	1,236	1,287	1,296	1,938	2,413
Net income	$2,005	$2,019	$2,056	$3,012	$3,901

Per Share Data:
Earnings per share-Basic	$0.21	$0.21	$0.21	$0.31	$0.40
Earnings per share-Diluted	$0.21	$0.21	$0.21	$0.31	$0.40
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$9.01	$9.02	$8.92	$8.91	$8.92

Average shares-Basic	9,738,096	9,738,096	9,751,221	9,756,519	9,802,770
Average shares-Diluted	9,738,096	9,743,987	9,768,515	9,782,038	9,833,335

	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
			(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.19%	6.57%	6.93%	7.15%	7.62%
Cost of funds	2.37%	2.59%	2.71%	2.97%	3.30%
Net interest spread	3.82%	3.98%	4.22%	4.18%	4.32%
Net interest margin on earning assets	3.91%	4.08%	4.32%	4.31%	4.46%
Earning assets to total assets	92.79%	92.29%	92.03%	92.83%	92.99%

Return on average assets	0.91%	0.92%	0.92%	1.32%	1.70%
Return on average equity	9.07%	9.19%	9.37%	13.72%	17.97%
Efficiency ratio	55.70%	57.25%	55.30%	49.09%	48.49%
Dividend payout ratio	95.24%	95.24%	95.24%	64.52%	50.00%

Average assets	$878,795	$879,864	$898,349	$914,012	$919,708
Average earning assets	$812,831	$813,993	$830,759	$851,486	$858,705
Average equity	$88,443	$87,876	$87,737	$87,790	$86,810

Equity/Assets	10.02%	10.02%	9.77%	9.55%	9.53%
Tangible Equity/Assets	9.52%	9.53%	9.28%	9.07%	9.05%

Asset quality data and ratios:
Nonaccrual loans	$6,940	$10,727	$8,510	$6,390	$12,819
Restructured loans	$4,276	$4,275	$4,017	$4,036	$0
Total nonperforming loans	$11,216	$15,002	$12,527	$10,426	$12,819
Other real estate owned	$10,573	$7,711	$6,987	$4,026	$1,526
Total nonperforming assets	$21,789	$22,713	$19,514	$14,452	$14,345

Allowance for loan and lease losses	$10,878	$11,618	$11,284	$9,957	$9,394
Allowance for unfunded loan commitments	$312	$340	$378	$391	$393
Allowance for credit losses	$11,190	$11,958	$11,662	$10,348	$9,787

Allowance for loan and lease losses to loans	1.45%	1.53%	1.48%	1.28%	1.20%
Allowance for unfunded loan commitments
to unfunded commitments	0.30%	0.29%	0.28%	0.32%	0.26%
Allowance for credit losses to loans	1.50%	1.58%	1.53%	1.33%	1.25%

Net charge-offs (recoveries)	$2,288	$854	$431	$588	$102
Net charge-offs (recoveries) to loans	0.311%	0.115%	0.057%	0.077%	0.013%
Nonperforming loans to loans	1.52%	2.01%	1.67%	1.36%	1.66%
Nonperforming assets to assets	2.49%	2.59%	2.20%	1.59%	1.57%
Loans to deposits	102.16%	103.95%	103.71%	102.79%	102.38%
Loans to assets	84.03%	85.03%	84.37%	84.05%	84.50%
Loans serviced for others	$254,195	$255,510	$259,326	$256,515	$255,700